UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 21, 2010

MADISON SQUARE GARDEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34434	No. 27-0624498
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Penn Plaza, New York, NY		10121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

N/A

(Former name or former address, if changed since last report)

☐	Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 21, 2010, the Board of Directors of Madison Square Garden, Inc. (the “Company”) increased the size of the Company’s Board of Directors from 11 to 12 and designated the vacancy created by such action as a directorship to be filled by a person elected by the holders of the Company’s Class B Common Stock. Pursuant to the Company’s Amended and Restated Certificate of Incorporation, which provides that such a vacancy may be filled by the directors elected by the holders of the Company’s Class B Common Stock, such directors filled the vacancy by appointing Charles P. Dolan as a director of the Company.

Mr. Dolan is the son of James L. Dolan, the stepson of Kristin A. Dolan, the grandson of Charles F. Dolan, and the nephew of Thomas C. Dolan, Deborah A. Dolan-Sweeney, Marianne Dolan Weber, Brad Dorsogna and Brian G. Sweeney.

Reference is made to the Company’s Form 10-K/A filing with the Securities and Exchange Commission for a discussion of the compensation payable to directors of the Company, various related party matters involving members of the Dolan family and information concerning the share ownership of Dolan family members and related trusts and entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN, INC.

	By:	/S/ LAWRENCE J. BURIAN
	Name:	Lawrence J. Burian
	Title:	Executive Vice President, General Counsel and Secretary

Dated: July 23, 2010

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